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                                                                   Exhibit 10.11


                            ASSET TRANSFER PROMISSORY NOTE
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$1,139,565                                                         July 31, 1997



    FOR VALUE RECEIVED, the undersigned, CONNECTSOFT COMMUNICATIONS
CORPORATION, a Delaware corporation, having an address at 11130 NE 33rd Place, Suite 250, Bellevue, WA 98004 (the "Maker"), promises to pay to the order of AMERICAN UNITED GLOBAL. INC., a Delaware corporation, having an address at 11130 NE 33rd Place, Suite 250, Bellevue, WA 98004 (the "Payee"), the principal sum of ONE MILLION ONE HUNDRED THIRTY NINE THOUSAND FIVE HUNDRED AND SIXTY FIVE ($1,139,565) DOLLARS (the "Note"), and the principal of the Note shall bear interest accrued from July 31, 1997, at the rate of eight (8%) percent per annum, with all principal to be due and payable on demand, with annual interest on the unpaid principal of the Note to be accrued and the amount thereof accumulated and added to principal, subject to the terms of this Note concerning mandatory prepayment.

    1.   OPTIONAL PREPAYMENT.

    The Maker shall have the right to prepay, without penalty, at any time or times after the date hereof, all or any portion of the outstanding principal balance of this Note, along with the payment of related accrued interest, out of the net income and available cash flow of Maker in the discretion of the Board of Directors of Maker, subject to the amount of any prepayment being first applied to accrued and unpaid interest.

    2.   MANDATORY PREPAYMENT.

    The Maker shall make mandatory payment of the full amount of unpaid Note principal and related accrued unpaid interest (the "Mandatory Payment") out of the net proceeds to Maker from the consummation of an initial public offering of equity or debt securities issued by Maker (the "IPO").

    3.   EVENTS OF DEFAULT.

         The following are Events of Default hereunder:

         (a) Any failure by the Maker (i) to pay all or any portion of unpaid principal of this Note, as increased by any unpaid accrued interest, on demand prior to consummation of the IPO, or (ii) to make payment of the Mandatory Prepayment (as applicable).

         (b) If the Maker (i) admits in writing its inability to pay generally its debts as they mature, or (ii) makes a general assignment for the benefit of their creditors, or (iii) is adjudicated a bankrupt or insolvent, or (iv) files a voluntary petition in bankruptcy, or (v) takes advantage, as against their creditors, of any bankruptcy law statute of the United States of America or any state or subdivision thereof now or hereafter in effect,

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    or (vi) has a petition or proceeding filed against it under any provision of any bankruptcy or insolvency law or statute of the United States of America or any state or subdivision thereof, which petition or proceeding is not dismissed within sixty (60) days after the date of the commencement thereof, (vii) has a trustee, receiver or other similar such person appointed by any court to its affairs or assets or business and such appointment is not vacated or discharged within sixty (60) days thereafter, or (viii) takes any action in furtherance of any of the foregoing.

    4.   REMEDIES OF DEFAULT.

    If any Event of Default shall occur and be continuing; the entire unpaid balance of this Note shall automatically be immediately due and payable, without requirement of notice or demand, and the interest rate on such unpaid balance following occurrence of an Event of Default shall be increased to twelve (12%) per annum for all purposes hereof.

    5.   CERTAIN WAIVERS.

    Except as otherwise expressly provided in this Note, the Maker hereby waives diligence, presentment for payment, protest, dishonor, nonpayment, and notice of any and all of the foregoing.

    6.   AMENDMENTS.

    This Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of waiver, change, modification or discharge is sought.

    7.   GOVERNING LAW; CONSENT TO JURISDICTION.

    This Note shall be deemed to be a contract made under the laws of the State of Washington and shall be governed by, and construed in accordance with, the laws of the State of Washington. The Maker hereby consents to the jurisdiction of all courts (state and federal) sitting in the State of Washington in connection with any claim, action, or proceeding relating to or for the collection of enforcement of this Note.

    8.   COLLECTION COSTS.

    In the event that all or any portion of this Note shall not be paid when due and payable (whether upon demand, by acceleration or otherwise), the Maker shall further be liable for and shall pay to the Payee all collection costs and expenses incurred by the Payee, including reasonable attorneys' fees.



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    IN WITNESS WHEREOF, the undersigned has executed and delivered this Note on and as of the date first set forth above.

                        CONNECTSOFT COMMUNICATIONS CORPORATION


                        By:
                           --------------------------------
                        Name:
                        Title:














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